KAPLAN - EVC
                         EDUCATIONAL PROVIDER AGREEMENT

                               W I T N E S S E T H

This AGREEMENT is made this 23rd day of March 1999, by and between KAPLAN EDUCATIONAL CENTERS, INC. with offices located at 888 Seventh Avenue, New York, NY 10006-0001 (hereinafter "KAPLAN"), and EDUCATIONAL VIDEO CONFERENCING INC., (hereinafter "EVC"), with offices located at 35 East Grassy Sprain Road, Yonkers, NY 10710.

          WHEREAS, KAPLAN is a domestic corporation engaged in the business of, among other things, providing test prep programs and training to corporations, K-12 school districts and individuals, and

          WHEREAS, EVC is a domestic corporation engaged in the business of providing access to educational programs and training to corporations, K-12 school districts and individuals by way of Interactive Video Conferencing.

          WHEREAS, KAPLAN and EVC wish to enter into a mutually beneficial agreement whereby EVC will provide access to KAPLAN test prep programs and training to EVC customers.

          NOW, THEREFORE in consideration of $10.00 in good funds, as well as the mutual covenants contained herein, the parties hereby agree as follows:

          1. a) For the duration of this agreement and any renewal thereof, EVC shall offer those Kaplan SAT and GMAT test preparation courses,K-12 programs (e.g. staff development, tutoring, remedial, ESL, Regents test preparation) and select Dearborn (a wholly-owned Kaplan subsidiary) Insurance and Securities Training courses set forth on Exhibit A hereto (hereafter "Kaplan Courses") via interactive video conferencing/distance learning (hereinafter "IVC/DL"), commencing March 1999. With respect to any of the Dearborn insurance courses, EVC expressly acknowledges that the offering thereof under this Agreement shall at all times be subject to the specific course itself being approved and/or licensed in the State in which it will be delivered. Prior to scheduling any
Dearborn insurance course offering set forth in Schedule A hereof in a particular State, EVC shall first seek confirmation from Kaplan as to whether such course may be delivered in that jurisdiction. Kaplan shall use its reasonable efforts to obtain any necessary approvals, subject to Section 11 herein, for the offering of said Kaplan courses in the various jurisdictions requested by EVC. Subject to mutual written agreement, additional courses may be added. With the exception of the provision by EVC of STC courses to Merrill Lynch in connection with the pilot test program entered into by EVC prior to the execution of this Agreement (and thereafter without limitation solely in the event that Merrill Lynch determines that it wishes to offer STC rather than Kaplan programs after the conclusion of the pilot test program) and courses currently offered by the College of Insurance, New York, New York, during the term of this Agreement, Kaplan shall be the exclusive provider of courses set forth in Exhibit A hereto on the EVC network. With respect to courses offered by third parties on subjects other than those set forth in Schedule A hereto, in the event that EVC wishes to deliver said other third party test preparation, insurance or real estate courses through its EVC network, EVC shall first notify Kaplan in writing of its desire to offer said courses and Kaplan shall have a first right of negotiation in connection therewith. In the event that Kaplan and EVC are unable to reach agreement on terms acceptable by both parties within thirty (30) days of EVC's notice to Kaplan, or any longer period so agreed upon by the parties, EVC shall be free to enter into agreement with the third party provider without any liability to Kaplan. Notwithstanding the aforesaid sentences, EVC expressly acknowledges that it shall not offer any course or other materials supplied by The Princeton Review, Sylvan Learning Centers, STC and/or Pictorial (or any successor, parent, affiliate or subsidiary thereof) regardless of the platform or manner of delivery during the term of this Agreement. In addition, Kaplan hereby agrees that it shall not deliver any of the courses set forth in Schedule A hereto in two-way classroom video teleconferencing format through any third party entity except EVC during the term of this Agreement.

               b) For the purposes of this agreement, IVC/DL shall be defined as live, interactive two way classroom based video conferencing via group IVC and DVC systems, as the case may be, in which the student can see and hear the professor/instructor and the professor/instructor can see and hear the individual student.

               c) Unless KAPLAN and EVC agree otherwise in writing, the minimum class size for the offering of an IVC/DL course shall be 15 students and the maximum shall be 40 students.

          2. Equipment

               a) EVC will provide up to four video conferencing teacher stations, subject to registration demand, at mutually agreed upon Kaplan sites to provide access for KAPLAN courses to IVC/DL students via group IVC and DVC systems. Said teaching stations will be installed, maintained and paid for by EVC and shall remain the exclusive property of EVC.

               b) EVC will be responsible for the necessary maintenance and prompt repair and/or replacement of IVC/DL equipment located at KAPLAN locations. EVC agrees to make every reasonable effort to maintain said equipment in good working order. However, EVC is not responsible for service or repair delays or interruption of service caused by strikes, labor actions, power outages (other than those limited to site locations alone), acts of God or other matters beyond EVC's control. KAPLAN is responsible for necessary maintenance, prompt repair or replacement of EVC Teacher Stations damaged during unauthorized use or stolen.

               c) KAPLAN will provide one room at up to four locations to be equipped by EVC rooms, subject to registration demands, with videoconferencing teacher stations in order to facilitate delivery of Kaplan/EVC IVC/DL courses. Said room will be a minimum of 12 feet by 16 feet with adequate electricity, lighting and HVAC.

               d) Rooms at KAPLAN equipped with IVC/DL teaching stations do not have to be dedicated rooms and may be used by KAPLAN for any function or purpose so long as said rooms are not scheduled for Kaplan/EVC IVC/DL courses and said Kaplan function/use does not interfere, nor conflict with, delivery of Kaplan/EVC IVC/DL courses. EVC shall not utilize any Kaplan rooms for purposes other than delivery of the Kaplan/EVC Courses.

               e) Kaplan will grant EVC, its agents and subcontractors, reasonable access to said rooms as is required for proper installation and operation of the teacher stations, including, but not limited to, IVC/DL equipment and telecommunication lines.

          3. Marketing

               a) EVC shall develop and produce, in consultation with KAPLAN, course-offering brochures promoting KAPLAN courses to be offered by EVC via IVC/DL ("Kaplan/EVC Courses"). EVC will provide Kaplan with draft copy and design for proposed brochures. EVC and Kaplan will mutually agree on the content, description and presentation of Kaplan products featured in such brochures. EVC shall be reimbursed, on a direct cost pass through basis, for brochure development and production costs ("Marketing Costs") out of the gross tuition revenue derived from Kaplan/EVC Courses, not to exceed 10% of such revenue. Kaplan shall have no obligation to reimburse EVC for any portion of said costs that exceed ten (10%) percent of net revenues derived from the Kaplan/EVC Courses. For purposes of this Agreement, "net revenues" shall mean gross revenues less adjustments under Section 13(e) herein. In addition, Kaplan shall have the right to generate marketing materials for the promotion of the Kaplan/EVC Courses. EVC and Kaplan will mutually agree on the content, description and presentation of Kaplan products featured in any marketing materials prepared by Kaplan. In the event that Kaplan exercises said right, Kaplan shall be entitled to reduce any Marketing Costs reimbursement to EVC by the cost of Kaplan's marketing development and production costs (calculated on a direct cost pass through basis) not to exceed 5% of gross tuition revenue derived from the Kaplan/EVC Courses provided that Kaplan spends an additional dollar for every dollar of Marketing Costs reimbursed to EVC by Kaplan hereunder.

               b) Kaplan will provide EVC with copies of collateral material describing each of the products that is to be featured in course-offering brochures.

               c) EVC will be responsible for costs of distributing said Brochures to EVC customers and for EVC's costs for marketing, advertising and promotion of EVC's offering of access to KAPLAN educational programs and training to EVC customers and their employees.

          4. Telecommunications Costs

               a) EVC will be responsible for installing and maintaining telecommunication transport lines (e.g. ISDN, T-1, POTS) for teaching stations and for telecommunication signal transport for Kaplan/EVC IVC/DL courses from EVC/KAPLAN Teacher Station sites to EVC's MCU Bridge and from EVC's MCU Bridge to student sites, including all third party charges such as telephone, cable and/or electricity charges incurred for the actual transmission of the courses ("Telecom Costs"). EVC shall be reimbursed for the costs of installing and maintaining telecommunications transport lines and for Telecom Costs as incurred, out of the gross revenue received by KAPLAN from Kaplan/EVC IVC/DL Courses. Such cost reimbursement shall be on a direct cost pass through basis, plus 8% for overhead, the total of which shall not exceed 15% of net revenues derived from the Kaplan/EVC Courses.

          5. Neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent. Such permission shall not be unreasonably withheld. Upon termination or expiration of this Agreement, both parties shall immediately cease usage of the other party's name, trademarks and copyrights.

         6. EVC will provide, at no cost to KAPLAN, initial faculty development reasonably required for the offering of KAPLAN educational programs and training through EVC. Thereafter, KAPLAN faculty or personnel who have received said initial training will train any new faculty or personnel.

          7. KAPLAN shall be responsible for obtaining the services of all faculty (i.e. program and course instructors) participating in Kaplan/EVC IVC/DL Courses and providing additional delivery support as appropriate. KAPLAN shall be liable for the cost of faculty's salary and benefits, if any. EVC assumes no responsibility for any costs associated therewith.

          8. EVC is solely responsible for arranging site locations at EVC corporate and/or K-12 customer sites, if any, for IVC/DL students to participate in KAPLAN courses. KAPLAN assumes no responsibility for obtaining or maintaining said sites, nor for any rent or other costs associated therewith.

          9. KAPLAN shall maintain academic control over all programs, training and materials. However, KAPLAN acknowledges the expertise of EVC in delivering IVC/DL courses and agrees to be receptive to EVC input as to modification of course content and method of delivery consistent with required academic standards. All classroom, course and program materials or other information supplied by KAPLAN, and all rights and interests in said materials, will remain the sole and exclusive property of KAPLAN. EVC is not responsible for curriculum, course content, faculty qualifications, course materials or any other aspect of the academic content of any programs and training offered hereunder.

          10) KAPLAN hereby acknowledges that the IVC/DL programs are targeted toward the non-traditional student market and therefore agrees to offer IVC/DL courses at dates and times appropriate to the target market, but only between the hours of 8:00 a.m. and 10:00 p.m., seven days per week, unless otherwise mutually agreed upon. Scheduling of all Kaplan/IVC/DL Courses and training shall be done on a first-come, first-serve basis and shall be subject to room availability and must be scheduled not less than twenty-five days prior to the date of the course. KAPLAN shall notify EVC prior to booking any EVC equipped room outside of the twenty-five day period and EVC shall have twenty-four hours to advise Kaplan as to whether or not it wishes to book the room for delivery of Kaplan/IVC/DL courses. In the event that EVC books said room and fails to utilize it for a Kaplan/IVC/DL course, and Kaplan is unable to re-use the room for the given time period, Kaplan shall be entitled to $ 200.00 per each hour booked from EVC. In the event that EVC wishes to book a room for a Kaplan/IVC/DL course and no room is available at the time of booking, Kaplan shall use its reasonable efforts to make its faculty for said course available to EVC at a location specified by EVC in the New York metropolitan area.

          11. KAPLAN is responsible for obtaining and/or maintaining all certification and accreditation necessary to the offering of KAPLAN programs, training and credits under applicable law. At such time as KAPLAN is notified of the accreditation requirements of any party, individual, entity, or governing body, KAPLAN shall be permitted six (6) months to meet and satisfy the accreditation requirements. KAPLAN retains the right to elect not to satisfy the accreditation requirements for any individual, entity, or governing body without any liability to EVC, at which time KAPLAN must promptly notify EVC in writing of its election not to become accredited, at which time, EVC may obtain a third party that has the necessary accreditation, subject to paragraph 26. Should KAPLAN lose its certification and/or accreditation at any time during the term of this agreement or any renewal hereof, EVC shall have the right to cancel this contract at the end of the semester in progress, if applicable, or immediately if no semester is underway. At Kaplan's request, EVC shall provide reasonable assistance to Kaplan in furtherance of any application or satisfaction of accreditation requirements associated with the provision of the Kaplan/EVC Courses.

          12. Administrative Functions

               a) KAPLAN shall be responsible for all of its own administrative and overhead functions and costs (including but not limited to personnel costs, security, admissions, academic advising, registration, financial aid, etc.) associated with the offering of IVC/DL courses through EVC. It is understood by and between the parties that EVC personnel will be able to register students at EVC offices subject to the academic and administrative policies and procedures of KAPLAN.


               b) KAPLAN will provide all necessary administrative forms, applications, catalogues, etc., and written instructions to EVC in advance of marketing courses to any organization and it is understood by the parties that EVC is merely a conduit and assumes no liability whatever for the accuracy or correctness of the information in said forms provided by KAPLAN nor for return of any of the aforesaid documents to KAPLAN.

          13. Fees; Incentive Compensation.

               a) All payments for KAPLAN/EVC IVC/DL Courses shall be made to KAPLAN or if so directed by Kaplan, to Dearborn.

               b) KAPLAN shall pay to EVC, on the 25th day of each month, [ * ] percent of net tuition revenue (i.e. gross tuition revenue less only Telecom Costs and Brochure Costs reimbursed to EVC and all Marketing Costs set off by Kaplan pursuant to Section 3 (a) and any adjustments pursuant to Section13(e) herein) actually collected by Kaplan the previous month from or on behalf of any student registered for and attending KAPLAN from EVC/Kaplan IVC/DL courses.

               c) Unless otherwise agreed, students enrolled in EVC/Kaplan IVC/DL courses will pay Kaplan's standard published retail prices for Kaplan courses and the prices set forth in Dearborn's rate card supplied to EVC from time to time for Dearborn courses. Any and all discounts to the aforesaid prices shall be at Kaplan's sole discretion and shall not be offered to any EVC/Kaplan student without the prior written consent of Kaplan or Dearborn, whichever is applicable. Kaplan may charge students additional reasonable fees for supplemental materials (e.g. course material, books, CD-ROM) normally charged to students enrolled in such courses. EVC will not participate in revenue generated from said additional fees charged for supplemental course material.

               d) Commencing March 1999 and continuing on the 25th day of every month thereafter, KAPLAN will supply EVC with a list of all students who have registered for KAPLAN courses through EVC, including as available, each student's name, address, telephone number, social security number, registration and payment status.

               e) Monthly , KAPLAN will issue a statement of adjustments or which credits or adjustments have been made necessary by an EVC student having dropped a course, etc. KAPLAN will be entitled to a credit for any such adjustments. All courses that are taught by KAPLAN shall be compliant with KAPLAN's current standard cancellation policy. (For cancellation policy see exhibit "A").

               f) As incentive and additional compensation to Kaplan or the sales force of any of its subsidiaries to sell the Kaplan/EVC courses via ITV/DL, it is agreed that Kaplan or Dearborn, whichever is applicable, may pay a commission to its sales force equal to ten percent (10%) of the revenue derived from any contract obtained through the efforts of said sales force, the terms of which are acceptable to Kaplan and EVC, for delivery by EVC of Kaplan/EVC courses. Said commissions shall be deducted from gross revenue when determining net revenue in accordance with the provisions of Paragraph 13(b). In the event that EVC sells additional services to any of the aforesaid customers and prior to the said sale by Kaplan these customers were not EVC customers, EVC shall pay to Kaplan or its designee, a commission equal to one percent (1%) of EVC's net revenue received from said additional services over the next two semesters.


* Confidential portion

          14. KAPLAN Public Relations Department will provide reasonable cooperation with EVC in promoting KAPLAN IVC/DL course offerings. Neither party shall issue any press releases or other promotional materials pertaining to this agreement or the parties' rights and obligations hereunder without the prior written approval of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the aforesaid sentence, either party may issue a press release or other promotional materials containing information about the other party, this agreement and/or the rights or obligations hereunder which does not focus solely or substantially on this Agreement or the rights and obligations of the parties hereunder without prior written approval of the other party if such information to be used about the other party is substantially similar to information that has previously received written approval by that party.

          15. KAPLAN and EVC will, whenever possible, cooperate in applying for and obtaining, any grants, awards, stipends, fellowships, etc., which are mutually beneficial to the parties.

          16. KAPLAN and EVC will assign at least one internal management person who at all times will act as liaison between KAPLAN and EVC.

          17. Term of Agreement

               a) This agreement shall be effective as of the first date written above and shall continue in full force and effect for a period of five (5) years unless otherwise terminated earlier as provided herein. Thereafter, this agreement may be renewed for subsequent terms upon the written agreement of the parties. Notwithstanding the above, either party may terminate this Agreement on or after the expiration of three (3) years from the date hereof upon six months prior written notice to other party.

               b) The parties hereby acknowledge the necessity for allowing IVC/DL students continuity and ongoing access to courses and programs.

               c) The terms and conditions of the Non-Disclosure Agreement entered into by and between Kaplan and EVC on September 18, 1998 is hereby incorporated by reference.

               d) Except as otherwise provided in Section 1 (a) herein, Kaplan retains the right to offer IVC/DL courses on its own, or with other partners. Kaplan agrees that for the duration of this agreement and any extensions hereof, as well as for a period of one (1) year immediately following termination or expiration thereof, Kaplan will not offer two-way classroom based IVC/DL courses to EVC's customers that Kaplan has provided services to under this agreement except through EVC.

          18. Damages Limitation

               a) It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.
                                       7

          19. Representations; Warranties; and Indemnification. Both parties agree to indemnify and hold each other harmless from and against any and all claims, damages, liabilities or other actions which arise out of their negligent acts or omissions or, with respect to EVC, any claim of infringement or unauthorized usage of any of its technology, software or other materials used in connection with the provision of the services hereunder. This provision shall expressly survive termination or expiration of this Agreement.

          20. No valid modification, amendment, or deletion may be made to this agreement except in writing and executed by the parties in substantially the same manner as this agreement.

          21. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's last known address and shall be deemed given at the time of mailing.

          22. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not effect the validity of the remainder of the agreement.

          23. This agreement shall be binding on the respective parties' heirs, successors, and assigns.

          24. During the term hereof and for a period of two (2) years from the date of termination or expiration of this Agreement, neither party shall solicit, directly or indirectly, or hire any officer or employee of the other party whether as an agent, employee, officer, director, representative or consultant. As used herein, the terms "officer" and "employee" shall include any entity controlled, controlling or controlled by an officer or director of the party against whom enforcement is sought. The terms of this paragraph shall survive termination or expiration of this Agreement and shall be fully enforceable by the non-breaching party in any court of competent jurisdiction, whether at law or in equity.

          25. Reimbursement procedure for marketing and telecommunication costs shall be made in accordance with Exhibit B herein as the same may be amended from time to time in writing by the parties.

IN WITNESS WHEREOF, this Agreement has been signed on the date written above.



EDUCATIONAL VIDEO CONFERENCING, INC.



By:/s/ Arol I. Buntzman
   ---------------------------------
   Arol I. Buntzman, Ed.D.,
   Chairman and CEO



KAPLAN EDUCATIONAL CENTERS, INC.



By: /s/ Robert Greenberg
    -------------------------------
Name:  Robert Greenberg
Title: Executive Vice President

Exhibit A
---------

Securities   Insurance (licensing)    CE
----------   ---------------------    --
Series 6     Life and Health          Asset Allocations
Series 7     Life                     Designing Financial Strategies
Series 24    Health                   Public Communications
Series 63                             Mutual Funds Basics and Beyond (Level 100)
Series 65                             Mutual Funds Case Study (Level 200)

Insurance  Continuing  Education Classes
----------------------------------------
Annuities (level 200)
Disability Income Insurance (level 200)
Ethics  for  the  Insurance  Professional (level 200)
Introduction  of Group Insurance (level 200)
Home  Service  Agent (level 100)
Individual and Family  Markets (level 200)
Introduction  to Life  Underwriting (level  100)
Long-Term  Care (level 100)
Principle  of  Health &  Disability Insurance (level 100)
Total Needs Selling (level 200)
Variable  Contracts (level 200)

Regents Workshops
-----------------
Biology
Math I
Math II


SAT I
-----


GMAT
----


                                                  /s/ AIB

Exhibit B

REIMBURSEMENT PROCESS RELATED TO MARKEING COSTS REFERRED TO IN PARAGRAPH 3a AND TELECOMMUNICATIONS COSTS REFERRED TO IN PARAGRAPH 4a



1)        Marketing Costs

Marketing Costs paid for by EVC pursuant to Paragraph 3a, are costs that will bring in future revenue. These costs will accumulate on the books of EVC and EVC will share this information with Kaplan monthly. Until such time as revenue is generated pursuant to this agreement, these costs belong exclusively to EVC.

As revenues (as described in 13c of agreement), are generated monthly, a maximum of 10% of that revenue will be used to reimburse EVC for the marketing costs that are described above. If the reimbursement in any month does not cover the Marketing Costs, the balance not yet reimbursed will be carried forward until the next month. Any such balance carried forward and subsequently reimbursed may be reduced dollar for dollar by Kaplan's marketing development and production costs subject to the terms of Paragraph 3 a) of this agreement. If the agreement is terminated, and there is a balance of Marketing Costs on the books of EVC, this is to be considered EVC's cost of doing business.


2)        Telecom Costs

Telecom Costs which have been paid directly by EVC pursuant to Paragraph 4a, are costs that will bring in future revenue. Costs will accumulate on the books of EVC and EVC will share this information with Kaplan monthly. Until such time as revenue is generated pursuant to this agreement, these costs belong exclusively to EVC.

As revenues (as described in 13c of agreement), are generated monthly, a maximum of 15% of that revenue will be used to reimburse EVC for the Telecomm Costs. If the reimbursement generated in any month does not cover the Telecom Costs, the balance not yet reimbursed will be carried forward until the next month. If the agreement is terminated, and there is a balance of Telecom Costs on the books of EVC, this is to be considered EVC's cost of doing business.



                                                  /s/ AIB